SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 7. Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 7. Exhibits.

     (c)  Exhibits.

Exhibit
Number	Description of Exhibit

99.1	Monthly Operating Report of Leap Wireless International, Inc. for the month ended June 30, 2003.
99.2	Monthly Operating Report of Cricket Communications, Inc. for the month ended June 30, 2003, as amended.

Item 9. Regulation FD Disclosure.

     Monthly Operating Reports

     Leap and Cricket Communications, Inc., a Deleware corporation and wholly owned indirect subsidiary of Leap (“Cricket”), recently filed their monthly operating reports for the month ended June 30, 2003, as amended (the “Operating Reports”) with the United States Trustee as required by federal bankruptcy law. Each report contains an income statement for the month ended June 30, 2003 and for the three months ended June 30, 2003, and a balance sheet as of June 30, 2003. Copies of the Operating Reports are attached hereto as Exhibits 99.1 and 99.2.

     The Operating Reports contain financial statements and other information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Operating Reports are in a format prescribed by federal bankruptcy law. The Operating Reports contain information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended, and that information may differ from the information that would be reflected in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) or in its reports pursuant to the Exchange Act. Results set forth in the Operating Reports should not be viewed as indicative of future results.

     Statement Regarding Performance of Cricket Business for the Second Quarter of 2003

     On July 25, 2003, Leap, Cricket, and substantially all of their subsidiaries, as debtors and debtors-in-possession, filed a Fourth Amended Joint Plan of Reorganization (the “Plan”), and a Disclosure Statement Accompanying Fourth Amended Joint Plan of Reorganization (the “Disclosure Statement”), with the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”).

     Generally, federal bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to the plan as providing adequate information that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan, which has not yet occurred. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. Leap and Cricket will emerge from Chapter 11 if and when the Disclosure Statement receives the requisite Bankruptcy Court approval, the Plan receives the requisite stakeholder approval, the Plan is confirmed by the Bankruptcy Court, and all conditions to the effectiveness of the Plan have been satisfied or waived, including the receipt of approval from the Federal Communications Commission.

     Among the other disclosures included in the Disclosure Statement were the following paragraphs regarding the performance of the Cricket business for the second quarter of 2003 (unaudited):

“As of June 30, 2003, Cricket had 1,459,707 subscribers, down 53,770 subscribers from March 31, 2003. The Debtors believe that a significant portion of the decline in subscribers since March 31, 2003 is due to the reaction of the market and subscribers to Cricket’s bankruptcy filing. The Debtors’ financial projections anticipate that Cricket will have 1,430,184 subscribers at September 30, 2003.

Total service revenue for the second quarter of 2003 was $161.1 million compared to $162.0 million in the Cricket Cash Budget. Total equipment revenue during such period was $23.2 million compared to $19.5 million in the Cricket Cash Budget for the same period.

Cricket’s unrestricted cash and short-term investments for the period increased by $53.4 million (rising to $171.0 million as of June 30, 2003) compared to the Cricket Cash Budget, which projected an increase of $4.2 million over the same period. Generally, the additional cash was generated through (i) changes in working capital (excluding cash and short-term investments, inter-company payables and current maturities of long-term debt) of $37.3 million resulting primarily from an increase in accounts payable and accrued liabilities generally arising from the impact of the bankruptcy filing on the Debtors’ ability to pay pre-petition obligations, and (ii) net income, adjusted for non-cash items, of $16.9 million, offset by cash capital expenditures. Net income for the period was higher than projected primarily as a result of adding fewer than the projected number of new subscribers for the period.

Cricket’s EBITDA for the second quarter of 2003 was $23.7 million, an increase of $8.7 million from the $15.0 million of EBITDA recorded in the first quarter of 2003. Approximately $4.8 million of this increase resulted from the reclassification of restructuring expenses in the second quarter from “General and Administrative Expenses” to “Other Expenses.” (“Other Expenses” are not included in the calculation of EBITDA). The remaining $3.9 million increase in EBITDA resulted from several factors, including decreased expenses (handset subsidies, dealer commissions, etc.) associated with the slow-down in customer acquisitions. Although a reduction in customer acquisitions tends to increase EBITDA in the short-term (because of reduced customer acquisition costs), it is bad for the company’s business in the long term because it decreases the company’s revenue and EBITDA streams.”

     The net loss for the Cricket business for the first and second quarter of 2003 was $(99,296,916) and $(61,682,128), respectively. The results described above for Cricket for the second quarter of 2003 are not necessarily indicative of future results.

     Reconciliation of EBITDA to Net Loss

     Earning before interest, taxes, depreciation and amortization (EBITDA) represents operating income (loss) before net interest expense, income tax expense, and depreciation and amortization, and is not calculated based on GAAP. EBITDA is considered a non-GAAP financial measure and may not be similar to EBITDA measures of other companies. EBITDA is commonly used in the wireless telecommunications industry to measure core operating performance and the ability of a company’s operations to contribute to its liquidity. EBITDA should not be considered in isolation or as a substitute for net income (loss) or as a better indicator of liquidity than cash flow from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with GAAP.

     The following table reconciles EBITDA to net loss for the Cricket business (unaudited):

	Three Months Ended

	June 30, 2003	March 31, 2003

EBITDA	$23,650,049	$15,002,798
Depreciation and amortization	(74,187,056)	(76,021,445)

Operating loss	(50,537,007)	(61,018,647)
Interest income	476,471	334,361
Interest expense	(6,518,411)	(40,013,705)
Other income, net	55,749	1,401,075
Other expense — restructuring	(5,069,787)	—

Loss before income taxes	(61,592,985)	(99,296,916)
Income taxes	(89,143)	—

Net loss	$(61,682,128)	$(99,296,916)

     Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to:

•	Leap’s ability to cause a Chapter 11 plan of reorganization to be finalized and to be confirmed by the Bankruptcy Court, and its ability to successfully implement the plan;

•	Leap’s ability to continue as a going concern;

•	Leap’s ability to obtain Bankruptcy Court approval with respect to motions prosecuted by Leap in its Chapter 11 cases from time to time;

•	risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 cases to Chapter 7 cases;

•	Leap’s ability to obtain and maintain normal terms with vendors and service providers;

•	Leap’s ability to maintain contracts that are critical to its operations;

•	the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Cricket;

•	Leap’s ability to attract, motivate and/or retain key executives and other employees;

•	Leap’s ability to attract and retain customers;

•	the unsettled nature of the wireless market, the current economic slowdown, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, Leap’s announcement of restructuring discussions, and its subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects Leap’s ability to predict future customer growth, as well as other key operating metrics;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the acceptance of Leap’s product offering by its prospective customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	rulings by courts or the Federal Communications Commission (FCC) adversely affecting Leap’s rights to own and/or operate certain wireless licenses, or changes in Leap’s ownership that could adversely affect its status as an “entrepreneur” under FCC rules and regulations;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition;

•	failure of network systems to perform according to expectations;

•	the effects of competition;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2003 and in its other SEC filings.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

     The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

[signature page follows]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Monthly Operating Report of Leap Wireless International, Inc. for the month ended June 30, 2003.
99.2	Monthly Operating Report of Cricket Communications, Inc. for the month ended June 30, 2003, as amended.